                                                                      Exhibit 25

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM T-1

                                   --------

                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               Check if an Application to Determine Eligibility
                  of a Trustee Pursuant to Section 305(b)(2)X
                                         -

                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

           Massachusetts                                    04-1867445
   (Jurisdiction of incorporation or                     (I.R.S. Employer
organization if not a U.S. national bank                Identification No.)

225 Franklin Street, Boston, Massachusetts                    02110
(Address of principal executive offices)                   (Zip Code)

  Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
               225 Franklin Street, Boston, Massachusetts 02110
                                (617) 654-3253
           (Name, address and telephone number of agent for service)

                             EURONET SERVICES INC.
              (Exact name of obligor as specified in its charter)

            DELAWARE                                         (74-2806888)
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                    14-24 HORVAT U., 1027 BUDAPEST, HUNGARY
                   (Address of principal executive offices)

                             CT CORPORATION SYSTEM
                                 1633 Broadway
                           New York, New York 10019
                                (212) 664-7666
                            (As Agent for Service)

                             SENIOR DISCOUNT NOTES

                                    GENERAL

ITEM 1.   GENERAL INFORMATION

          FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

               Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

               Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               Trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH OBLIGOR.

          IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

               (See note on page 2.)

ITEM 3. THROUGH ITEM 15.   NOT APPLICABLE.

ITEM 16.  LIST OF EXHIBITS.

          LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF
          ELIGIBILITY.

          1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT.

               A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
               Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF INCORPORATION.

               A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment
               No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

               A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File
               No. 22-17940) and is incorporated herein by reference thereto.

          4. A COPY OF THE BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

               A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          5. A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS IN DEFAULT.

               Not applicable.

          6.  THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY
SECTION 321(B) OF THE ACT.

               The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

          7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

               A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

          In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

          The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 8th of April, 1998.


                                   STATE STREET BANK AND TRUST COMPANY

                                   By:  /s/ Sandy Lamarr Cody
                                   ------------------------------------
                                   NAME  SANDY LAMARR CODY
                                   TITLE  VICE PRESIDENT

                                   EXHIBIT 6

                            CONSENT OF THE TRUSTEE


        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by EURONET SERVICES, INC. of its SENIOR DISCOUNT NOTES, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                             STATE STREET BANK AND TRUST COMPANY



                                             By: /s/ Sandy Lamarr Cody
                                                --------------------------------
                                             NAME: SANDY LAMARR CODY
                                             TITLE: VICE PRESIDENT

DATED: APRIL 8, 1998

                                   EXHIBIT 7


Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business December 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Law, Chapter 172,
Section 22(a).

                                                                                       Thousands of
ASSETS                                                                                   Dollars
                                                                                        ----------
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin                                  2,220,829
     Interest-bearing balances                                                          10,076,045
Securities                                                                              10,373,821
Federal funds sold and securities purchased
     under agreements to resell in domestic offices
     of the bank and its Edge subsidiary                                                 5,124,310
Loans and lease financing receivables:
     Loans and leases, net of unearned income                                            6,270,348
     Allowance for loan and lease losses                                                   82,820
     Allocated transfer risk reserve                                                             0
     Loans and leases, net of unearned income and allowances                             6,187,528
Assets held in trading accounts                                                          1,241,555
Premises and fixed assets                                                                  410,029
Other real estate owned                                                                        100
Investments in unconsolidated subsidiaries                                                  38,831
Customers' liability to this bank on acceptances outstanding                                44,962
Intangible assets                                                                          224,049
Other assets                                                                             1,507,650
                                                                                        ----------

Total assets                                                                            37,449,709
                                                                                        ==========

LIABILITIES

Deposits:
     In domestic offices                                                                10,115,205
           Noninterest-bearing                                                           7,739,136
           Interest-bearing                                                              2,376,069
     In foreign offices and Edge subsidiary                                             14,791,134
           Noninterest-bearing                                                              71,889
           Interest-bearing                                                             14,719,245
Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge subsidiary                                                 7,603,920
Demand notes issued to the U.S. Treasury and Trading Liabilities                           194,059
Trading liabilities                                                                      1,036,905

Other borrowed money                                                                       459,252
Subordinated notes and debentures                                                                0
Bank's liability on acceptances executed and outstanding                                    44,962
Other liabilities                                                                          972,782

Total liabilities                                                                       35,218,219
                                                                                        ----------
EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                    0
Common stock                                                                                29,931
Surplus                                                                                    444,620
Undivided profits and capital reserves/Net unrealized holding gains (losses)             1,763,076
Cumulative foreign currency translation adjustments                                         (6,137)
Total equity capital                                                                     2,231,490
                                                                                        ----------
Total liabilities and equity capital                                                    37,449,709
                                                                                        ----------

I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                             Rex S. Schuette

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                             David A. Spina
                                             Marshall N. Carter
                                             Truman S. Casner


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